UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 27, 2023

DREAM HOMES & DEVELOPMENT CORPORATION

(Exact Name of Registrant as specified in its charter)

Nevada	000-55445	26-4012225
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

314 Rt 9 Forked River, New Jersey 08731

(Address of Principal Executive Offices and Zip Code)

Registrant’s Telephone Number, Including Area Code: (609) 693-8881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	DREM	OTCPK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

8.01 – Other Events

Dream Homes & Development Corporation (OTCPK: DREM) had the following recent company development.

APR 24, 2023: DREAM HOMES received Preliminary Approval to construct 62 units age- restricted manufactured housing units in Gloucester County, NJ.

FORKED RIVER, NJ – April 27, 2023 – Dream Homes & Development Corporation (OTCPC: DREM), a licensed new home builder and general contractor in New Jersey, announces that the Company has received Preliminary Approvals from the Borough of Clayton, NJ to develop and build 62 age-restricted manufactured homes.

This new development, to be called Autumn Run, is located in Gloucester County, New Jersey. The property is +/- 24 acres and over 8 acres of land is dedicated for preservation and will not be disturbed.

Preliminary approval is the most critical step in the approval process and it was granted on April 24, 2023. Final approval is expected in mid-2023 and site work and construction should start in Q4 of 2023.

The Company intends to develop, build and hold this property as an income property for the foreseeable future. This development is intended to be a relatively permanent addition to the Dream Homes portfolio.

In addition to the 62 homes which were approved, there will be a +/- 1750 square foot Clubhouse, which will include a range of recreational facilities. Amenities will include exercise equipment, a full kitchen with all appliances, dishes and utensils, couches, TV, wireless internet, office/flex space with a desk, chairs and office equipment, fireplace, patio tables, card tables, a fireplace and a covered patio with barbeques.

In addition to the Clubhouse and onsite amenities, Autumn Run residents will enjoy a beautiful county park adjacent to the north side of the site. The park is called Autumn Pasquale Park, and offers a full range of amenities. Autumn Run will install a walking path from the Autumn Run neighborhood directly to the park, allowing residents to easily access Autumn Pasquale Park.

Dream Homes CEO Mr. Vincent Simonelli stated, “Receiving preliminary approvals for Autumn Run from the Borough of Clayton is a great step forward for Dream Homes. We’re extremely pleased with the progress of all our various developmental efforts, but Clayton is one of the boroughs where we most enjoy conducting business. Autumn Run will be a wonderful, affordable development and we look forward to getting started on this development and offering these homes to the market.”

CEO Simonelli concluded, “We’ve been one of New Jersey’s most trusted builders for 30 years, and become increasingly well known to homeowners in need of new homes, elevation & renovation work. It certainly helps that we have an experienced management team that has never failed to complete a project in over 30 years in the industry. We look forward to working in the Borough of Clayton for a long time in the future.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dream Homes & Development Corp.

/s/ Vincent Simonelli
Vincent Simonelli, President & CEO
Date: April 28, 2023